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                                                                     EXHIBIT 1.1


                           DUKE ENERGY FIELD SERVICES

                          GLOBAL UNDERWRITING AGREEMENT





MORGAN STANLEY & CO. INCORPORATED
     As representatives of the several Underwriters
     named in Schedule I hereto,
c/o Morgan Stanley & Co. Incorporated,
     1585 Broadway,
     New York, New York  10036

Dear Sirs:

         Duke Energy Field Services Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to sell to the several Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 26,300,000 shares (the "Firm Shares") and, at the election of the Underwriters, up to 3,945,000 additional shares (the "Optional Shares") of Common Stock (par value $.01 per share) ("Stock") of the Company (the Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares").

         Morgan Stanley & Co. Incorporated ("Morgan Stanley") has agreed to reserve up to 1,972,500 of the Shares to be purchased by it under this Agreement for sale to the directors, officers, employees and business associates of the Company and its principal shareholders and certain other persons (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriters" (the "Directed Share Program"). The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the "Directed Shares." Any Directed Shares not orally or otherwise confirmed for purchase by any Participants by 11:00 p.m. Eastern time on the date on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

         1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

                  (a) A registration statement in respect of the Firm Shares and the Optional Shares has been filed on Form S-1 with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, for each of the other Underwriters, have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed with the Commission which has not been


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         delivered to you; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such effective registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), being hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the registration statement at the time it was declared effective, being hereinafter called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act being hereinafter called the "Prospectus"). If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

                  (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriters furnished in writing to the Company by an Underwriter through you expressly for use therein.

                  (c) The Registration Statement conforms and the Prospectus will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and the Registration Statement and the Preliminary Prospectus do not and the Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty shall not apply to statements or omissions made in any such document in reliance upon and in conformity with information relating to the Underwriters furnished in writing to the Company by an Underwriter through you expressly for use therein.

                  (d) This Agreement has been duly authorized, executed and delivered by the Company. The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust,

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         loan agreement or other agreement or instrument to which the Company or any entity in which the Company owns at least 50% of the capital stock or other interests or voting securities or voting interests (each such entity, a "subsidiary") is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, in each case that is material to the Company and its subsidiaries taken as a whole; nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-Laws of the Company or similar organizational documents of any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                  (e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (f) Each subsidiary has been duly incorporated, is validly existing as a corporation (or limited liability company, as the case may be) in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate (or limited liability company) power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing or to have such power and authority singly or in the aggregate would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock (or limited liability company interests) of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company (or if not owned directly by the Company, are owned by a subsidiary of the Company), free and clear of all liens, encumbrances, equities or claims.

                  (g) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company

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         and its subsidiaries, taken as a whole, from that set forth in the
         Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (h) The Company and its subsidiaries (1) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (2) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (3) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (i) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (j) Deloitte & Touche LLP, Ernst & Young LLP and Arthur Andersen LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

                  (k) The Company and its subsidiaries have good and marketable title to all real property and beneficial or record title to or interest in all pipeline easements, rights of way, licenses and land use permits owned by them, except where such failure would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Prospectus and (ii) liens securing taxes and other governmental changes or claims of materialmen, mechanics and similar persons that are not yet due and payable and that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under leases that are valid, existing and in full force and effect, except as described in the Prospectus or where the failure to be valid, existing and in full force and effect would not have a material adverse effect on the Company and its subsidiaries, taken a whole.

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                  (l) Except as described in the Prospectus, the Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses except where such failure to possess required certificates, authorizations and permits would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (m) There are no legal or governmental proceedings pending or to the Company's knowledge threatened or expected to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (n) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent.

                  (o) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company (1) to file a registration statement under the Act with respect to any securities of the Company (except for contacts, agreements or understandings described in the Registration Statement or the Prospectus) or (2) to require the Company to include any such securities with the Shares registered pursuant to the Registration Statement.

                  (p) The statements in the Prospectus under the captions "Relationship with Duke Energy and Phillips," "Shares Eligible for Future Sale" and "Description of Capital Stock", in each case insofar as such statements constitute summaries of the documents or proceedings referred to therein, fairly present the information called for with respect to such documents and proceedings and fairly summarize the matters referred to therein.

                  (q) When distributed together with the Canadian law supplement dated May 16, 2000, as it may be hereafter amended, the Prospectus and any Preliminary Prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations applicable to sales of the Directed Shares of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

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                  (r) No consent, approval, authorization or order of, or
         qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

                  (s) The Company has not offered, or caused Morgan Stanley or its affiliates to offer, Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence (1) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (2) a trade journalist or publication to write or publish favorable information about the Company or its products.

                  (t) The Company is not a "holding company," or a "public-utility company," or a "subsidiary company" of a "holding company," as each such term is defined in the Public Utility Holding Company Act of 1935, as amended.

                  (u) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

                  (v) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

         2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at a purchase price per share of $_________________ the number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in
Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares that such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of the Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         The Company hereby grants to the Underwriters the right to purchase at their election up to 3,945,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

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         4. Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as Morgan Stanley may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer in immediately available funds to an account of the Company properly identified at least 48 hours in advance, at the office of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 or at such other place as you and the Company may determine. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [JUNE 1, 2000], or such other time and date as you and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by you in the written notice given by you of the Underwriters' election to purchase such Optional Shares, or such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date of delivery is herein called a "Time of Delivery." Such certificates will be made available for checking and packaging at least twenty-four hours prior to each Time of Delivery at such office of Sullivan & Cromwell.

         5. The Company covenants and agrees with the several Underwriters that:

                  (a) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Act any prospectus required to be filed pursuant to such Rule.

                  (b) The Company will advise you promptly after it receives notice thereof of the institution by the Commission of any stop order proceedings in respect of the Registration Statement, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its withdrawal, if issued.

                  (c) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment, supplement or an appropriate document that will correct such statement or omission or that will effect such compliance.

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                  (d) The Company, during the period when a prospectus relating to the Shares is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act.

                  (e) The Company will make generally available to its security holders, in each case as soon as practicable after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the Act, which need not be certified by independent certified public accountants unless required by the Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

                  (f) The Company will furnish to you copies of the Registration Statement (three of which will be signed and will include all exhibits other than those incorporated by reference), the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you reasonably request.

                  (g) The Company will arrange or cooperate in arrangements for the qualification of the Shares for sale under the laws of the United States, each State thereof, the District of Columbia and such jurisdictions as you reasonably designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file any general consents to service of process under the laws of any state where it is not now so subject.

                  (h) The Company will not, during the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise dispose of, directly or indirectly, any securities of the Company that are substantially similar to the Shares (any of the foregoing, a "Transfer"), including but not limited to any securities that are convertible into or exchangeable for or that represent the right to receive the Shares or any such substantially similar securities or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether or not such transaction is to be settled by the delivery of common stock or other securities, in cash or otherwise, without your prior written consent. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any securities of the Company that are substantially similar to the shares and are issued, or options to purchase such securities are granted, pursuant to existing employee benefit plans of the Company referred to in the Prospectus,
         (C) any securities that are substantially similar to the Shares and are issued pursuant to any non-employee director stock plan, (D) any securities that are issued pursuant to the merger described in the Prospectus and are substantially similar to the Shares or [(E) any securities that

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

         are substantially similar to the Shares or convertible into or exchangeable for common stock which represent payment of all or part of the purchase price of a business or assets the Company acquires; provided the Company shall take all action necessary to ensure that any securities issued pursuant to clause (E) will not be Transferred by the holder thereof for 180 days from the date of the Prospectus]. [N.B. Acquisition exception to be confirmed by MSDW, together with any applicable cap.]

                  (i) The Company will take appropriate action to prevent transfer of any Directed Shares that have been sold to Participants who are subject to the three month restriction on sale, transfer, assignment, pledge or hypothecation imposed by NASD Regulation, Inc. under its Interpretative Material 2110-1 on free-riding and withholding to the extent necessary to ensure compliance with the three-month restrictions.

                  (j) The Company will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

         6. The Company covenants and agrees with the several Underwriters that
(a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing with the Commission of the Registration Statement, any Preliminary Prospectus, the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Selling Agreements, the Blue Sky memorandum, closing binders and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(g) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) the filing fees and the reasonable fees and disbursements of counsel to the Underwriters incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (v) the cost of preparing stock certificates, the cost and charges of any transfer agent or registrar and; (vi) all costs and expenses incident to listing the Shares on The New York Stock Exchange, Inc.; (vii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; (viii) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the

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

Directed Share Program; and (ix) all other costs and expenses (other than as provided for in Sections 8 and 9) incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for in this Section. It is understood that, except as provided in this Section, Sections 8, 9 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) The Prospectus shall have been filed, if required, with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

                  (b) Sullivan & Cromwell, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, generally with respect to the matters set forth in clause
         (c)(i), (c)(ii), (c)(v), (c)(x) and (c)(xii) and with respect to such other matters as are reasonably requested by you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

                  (c) Vinson & Elkins LLP, counsel for the Company, shall have furnished to you its written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) The Company is validly existing as a corporation
                  in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

                           (ii) The Shares have been duly authorized, and when
                  issued and delivered in accordance with this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares are not subject to any preemptive or similar rights.

                           (iii) Each "Significant Subsidiary" of the Company
                  (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Significant

                  Subsidiary" and, collectively, the "Significant Subsidiaries") is validly existing as a corporation (or limited liability company, as the case may be) in good standing under the laws of the jurisdiction of its incorporation, has the corporate (or limited liability company) power and authority to own its property and to conduct its business as described in the Prospectus.

                           (iv) The outstanding shares of Stock of the Company
                  have been duly authorized and issued and are fully paid and nonassessable.

                           (v) The Registration Statement has become effective
                  under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act.

                           (vi) This Agreement has been duly authorized,
                  executed and delivered by the Company.

                           (vii) The performance by the Company of this
                  Agreement and the consummation of the transactions herein and therein contemplated will not contravene any of the provisions or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party that in each case has been filed as an exhibit to the Registration Statement or any of the provisions of the Certificate of Incorporation or By-laws of the Company.

                           (viii) The Company is not and, after giving effect to
                  the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                           (ix) The Company is not, and after giving effect to
                  the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as a holding company under the Public Utility Holding Company Act of 1935, as amended.

                            (x) No authorization, approval or consent of any
                  governmental body is legally required for the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations and qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                           (xi) The descriptions in the Registration Statement
                  and Prospectus of legal or governmental proceedings are accurate and fairly present the information required to be shown and such counsel does not know of any other legal or governmental proceedings required to be described in the Registration Statement or Prospectus that are not described as required.

                           (xii) The Registration Statement as of the date of
                  effectiveness under the Act and the Prospectus as of the date it was filed with, or transmitted for filing to, the Commission (in each case, other than the financial statements and other financial information included therein, as to which no opinion need be rendered) appeared on their face to comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder, and nothing has come to their attention that would lead them to believe that the Registration Statement as of the date of effectiveness under the Act (or if an amendment to such Registration Statement has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date it was filed with, or transmitted for filing to, the Commission and at such Time of Delivery contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (xiii) The statements made in the Prospectus under
                  the caption "Description of Capital Stock", insofar as they purport to constitute summaries of the terms of the Stock, under the caption "Material United States Tax Consequences to Non-United States Holders", insofar as they purport to constitute summaries of the principal United States federal income consequences to foreign holders of the Stock , and under "Relationship with Duke Energy and Phillips", "Shares Eligible for Future Sale" and "Underwriting" insofar as they purport to constitute summaries of the legal matters and documents referred to therein, are accurate in all material respects.

                  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the State of Texas, the general corporation law of the State of Delaware and the federal securities laws of the United States.

                  (d) Martha Wyrsch, General Counsel to the Company shall have furnished to you her written opinion dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) each of the Company and its subsidiaries is
                  validly existing as a corporation (or limited liability company, as the case may be), is in good standing under the laws of the jurisdiction of its incorporation, has the corporate (or limited liability company) power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                           (ii) the performance by the Company of this Agreement
                  and the consummation of the transactions herein and therein contemplated will not contravene any of the provisions or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action contravene any of the provisions of the Certificate of Incorporation or By-Laws of any of its subsidiaries or to the best knowledge of such counsel any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

                           (iii) the descriptions in the Registration Statement
                  and Prospectus of legal or governmental proceedings are accurate and fairly present the information required to be shown and such counsel does not know of any other legal or governmental proceedings required to be described in the Registration Statement or Prospectus that are not described as required.

                  (e) At 10:00 a.m., New York City time, on the effective date of the Registration Statement and also at each Time of Delivery, Deloitte & Touche LLP and Ernst & Young LLP and Arthur Andersen LLP shall have furnished to you a letter or letters, dated the respective date of delivery thereof in form and substance satisfactory to you, to the effect set forth in Annex I hereto.

                  (f) Since the respective dates as of which information is given in the Prospectus, there shall not have been any change or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the effect of which is, in your judgment, so material and adverse as to make it, in your judgment, impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

                  (g) There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or Duke Capital Corporation by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                  (h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally or of the securities of the Company or Duke Energy Corporation on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (iii) the outbreak or material escalation of hostilities or the declaration by the United States of a national emergency or war; or (iv) any change in financial markets or any calamity or crisis, if the effect of any such event specified in these clauses (i) through (iv) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

                  (i) "Lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and the persons listed on Schedule A hereto relating to sales and certain other dispositions of shares of Stock or certain other securities, shall have been executed and delivered to you.

                  (j) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters relating to the transactions contemplated herein as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections
         (a), (f), (g), (h) and (i) of this Section, and as to such other matters relating to the transactions contemplated herein as you may reasonably request.

         8. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act"), as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the prospectus constituting a part of the

         Registration Statement in the form in which it became effective or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

unless in each case of (i), (ii) or (iii) above such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with the information relating to the Underwriters furnished in writing to the Company by an Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

         In no case shall the Company be liable under this indemnity agreement with respect to any claim made against any Underwriter or any such controlling person unless the Company shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Company shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The Company shall be entitled to participate at its own expense in the defense, or, if it so elects, within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim, but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the Underwriter or Underwriters or controlling person or persons, defendant or defendants in any suit so brought, which approval shall not be unreasonably withheld. In any such suit, any Underwriter or any such controlling person shall have the right to employ its own counsel, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company and such Underwriter shall have mutually agreed to the employment of such counsel or (ii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by such counsel that a conflict of interest between the Company and such Underwriter or such controlling person may arise and for this reason it is not desirable for the same counsel to represent both the indemnifying party and also the indemnified party (it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and all such controlling persons, which firm shall be designated in writing by you). The Company agrees to notify you within a reasonable time of the assertion of any claim against it, any of its officers or directors or any person who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, in connection with the sale of the Shares.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors and each of the Company's officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the information relating to the Underwriters furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). In case any action shall be brought against the Company or any person so indemnified based on the Registration Statement (or any amendment thereto) or such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each person so indemnified shall have the rights and duties given to the Underwriters, by the provisions of subsection (a) of this Section.

         (c) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) To the extent the indemnification provided for in Sections 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

         (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f) The indemnity and contribution provisions contained in Sections 8 and 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

         9.

         (a) The Company agrees to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act ("Morgan Stanley Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or negligence of Morgan Stanley Entities.

         (b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 9(a), the Morgan Stanley Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

         (c) To the extent the indemnification provided for in Section 9(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The remedies provided for in this
Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Morgan Stanley Entity at law or in equity.

         (e) The indemnity and contribution provisions contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

         10. The Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter, you notify the Company that you have so arranged for the purchase of such Shares, you shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus that may be required. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters as provided in subsection (a) above, the aggregate number of such Shares that remains unpurchased does not exceed 10% of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares that such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you as provided in subsection (a) above, the aggregate number of such Shares that remains unpurchased exceeds 10% of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity agreement in Sections 8 and 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         11. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not be under any liability to any Underwriter except as provided in Section 6, Section 8 and Section 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the

Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Section 6, 8 and 9 hereof.

         12. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail to you as the representatives in care of Morgan Stanley, at 1585 Broadway, New York, N.Y. 10036, Attention: Registration Department; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(a) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address or facsimile number set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address or facsimile number will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 9 hereof, the officers and directors of the Company, and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                                          Very truly yours,

                                          DUKE ENERGY FIELD SERVICES CORPORATION

                                          By:
                                             -----------------------------------
                                             Name:





The foregoing Underwriting Agreement
  is hereby confirmed and accepted
  as of the date first above written.


MORGAN STANLEY & CO. INCORPORATED



By:      MORGAN STANLEY & CO. INCORPORATED


         By:
            ---------------------------------

On behalf of each of the several Underwriters

                                   SCHEDULE I



                                                                     NUMBER OF OPTIONAL
                                                                        SHARES TO BE
                                           TOTAL NUMBER OF              PURCHASED IF
                                          FIRM SHARES TO BE            MAXIMUM OPTION
            UNDERWRITER                       PURCHASED                   EXERCISED
---------------------------------         -----------------          ------------------
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated
JP Morgan
Lehman Brothers
Paine Webber
Petrie Parkman
Dresdner Kleinwort Benson
A.G. Edwards & Sons, Inc.
First Union Securities, Inc.
Howard, Weil Labouisse,
  Fredrichs Inc.
Edward D. Jones & Co., L.P.
UBS Warburg
Blaylock & Partners, L.P.
Dain Rauscher Wessels
Toronto Dominion Securities
Wachovia Securities
                                            -------------               -------------
Total
                                            =============               =============

                                                                       EXHIBIT A


                           [FORM OF LOCK-UP AGREEMENT]


                                                          ________________, 2000


Morgan Stanley & Co. Incorporated
As representative of the several Underwriters named in Schedule I hereto, c/o Morgan Stanley & Co. Incorporated
1585 Broadway, 32nd Floor
New York, NY  10036

Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Duke Energy Field Services Corporation, a Delaware corporation (the "COMPANY") providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley (the "UNDERWRITERS"), of an aggregate of 26,300,000 shares (the "Firm Shares") and, at the election of the Underwriters, up to 3,945,000 additional shares (the "Optional Shares") of Common Stock (par value $.01 per share) (the "Stock") of the Company.

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS") (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.



                                                  Very truly yours,


                                                  ------------------------------
                                                  (Name)


                                                  ------------------------------
                                                  (Address)

                                                                     SCHEDULE II


                       PERSONS TO SIGN LOCK UP AGREEMENTS



Duke Energy Corporation

Phillips Petroleum Company

Jim W. Mogg

Mike J. Panatier

David D. Fredrick

Mark A. Borer

Michael J. Bradley

Richard B. Priory

[other directors, officers and stockholders of DEFS]

[Option or Restricted Stock Award holders]

[N.B. Directed Share Program Participants will be subject to the lock up provisions of the DSP materials.]